EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the use in this Amendment No. 1 to Registration Statement No. 333-155419 of our report dated November 13, 2008 (January 1, 2009 as to Note 8) relating to the consolidated balance sheet of NorthEnd Income Property Trust Inc. appearing in the Prospectus, which is part of this Registration Statement, and to the reference to us under the heading “Experts” in such Prospectus.

/s/ Deloitte & Touche LLP
New York, New York
January 27, 2009